As filed with the Securities and Exchange Commission on August 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	32-0058047
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

ITC Holdings Corp. Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Daniel J. Oginsky, Esq.
Executive Vice President and General Counsel
ITC Holdings Corp.

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Metz

Dykema Gossett PLLC

39577 Woodward Avenue, Suite 300

Bloomfield Hills, Michigan 48304

(248) 203-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering	Aggregate	Registration
To be Registered	Registered (1)	Price Per Share(2)	Offering Price(2)	Fee(3)
Common Stock, without par value	125,000	$37.22	$4,652,500	$599.25

(1)  This Registration Statement covers 125,000 shares, which includes options and rights to acquire common stock, under the ITC Holdings Corp. Employee Stock Purchase Plan, as amended and, pursuant to Rule 416(a), also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  This calculation is made solely for the purpose of determining the amount of the Registration Fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on August 22, 2014 as reported by the New York Stock Exchange.

(3)  Filing fees of $467,872 were paid with respect to 55,000,000 shares of common stock previously registered by ITC Holdings Corp. pursuant to Registration Statement No. 333-184073, which was initially filed on September 25, 2012. Such Registration Statement was withdrawn on December 17, 2013 and no securities were sold thereunder. $416,859 of those fees remain unused pursuant to Rule 457(p) under the Securities Act of 1933.  In accordance with Rule 457(p), the filing fees due hereunder are being offset against the unused filing fees previously paid.

In accordance with general instruction E to Form S-8, ITC Holdings Corp. hereby incorporates by reference the contents of its Registration Statement on Form S-8 (No. 333-141430) filed March 20, 2007.

Item 8. EXHIBITS

The following exhibits are filed with this Registration Statement:

Exhibit
Number	Description

4.1	ITC Holdings Corp. Employee Stock Purchase Plan, as amended May 21, 2014 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm, relating to ITC Holdings Corp. and subsidiaries.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan on this 28th day of August, 2014.

ITC HOLDINGS CORP.

By:	/s/ Joseph L. Welch
Joseph L. Welch
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ITC Holdings Corp., do hereby constitute and appoint Joseph L. Welch, Rejji P. Hayes and Daniel J. Oginsky, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 2014.

Signature	Title

/s/ JOSEPH L. WELCH	Chairman, President and Chief Executive Officer (Principal
Joseph L. Welch	Executive Officer)

/s/ REJJI P. HAYES	Senior Vice President, Chief Financial Officer and Treasurer
Rejji P. Hayes	(Principal Financial Officer and Principal Accounting Officer)

/s/ ALBERT ERNST	Director
Albert Ernst

/s/ CHRISTOPHER H. FRANKLIN	Director
Christopher H. Franklin

/s/ EDWARD G. JEPSEN	Director
Edward G. Jepsen

/s/ DAVE R. LOPEZ	Director
Dave R. Lopez

/s/ WILLIAM J. MUSELER	Director
William J. Museler

/s/ HAZEL R. O’LEARY	Director
Hazel R. O’Leary

/s/ THOMAS G. STEPHENS	Director
Thomas G. Stephens

/s/ GORDON BENNETT STEWART III	Director
Gordon Bennett Stewart III

/s/ LEE C. STEWART	Director
Lee C. Stewart

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm, relating to ITC Holdings Corp. and subsidiaries.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).